U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240. Rule 14a-12

Applied Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

You invested in APPLIED THERAPEUTICS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 9, 2025.

Get informed before you vote

View the Notice and Proxy Statement and the Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 26, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please	check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Director

Nominee:

1a.	Teena Lerner	For

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2025.	For

3.	To approve (on a non-binding advisory basis) the compensation of our named executive officers as described in the accompanying materials.	For

4.	To approve (on a non-binding advisory basis) the frequency of an advisory vote on the compensation of our named executive officers in future years.	Year

5.	To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock, par value $0.0001 per share, into a lesser number of outstanding shares, by a ratio of not less than one-for-5 and not more than one-for-40, with the exact ratio to be set within this range by our board of directors in its sole discretion (the “Reverse Stock Split Proposal”).	For

6.	To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the Reverse Stock Split Proposal.	For

NOTE: To transact other business that may properly come before the meeting and any adjournment or postponement thereof.

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